UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

Advanced Energy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1595 Wynkoop Street, Suite 800, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(970) 407-6626

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AEIS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and restatement of the Amended and Restated 2023 Omnibus Incentive Plan

As described below under Item 5.07 of this Current Report on Form 8-K, at the 2026 Annual Meeting of Stockholders of Advanced Energy Industries, Inc. (the “Company”) held on May 7, 2026 (the “Annual Meeting”), the Company’s stockholders approved an amendment and restatement of the Company’s Amended and Restated 2023 Omnibus Incentive Plan (as amended and restated, the “Second Amended and Restated 2023 Plan”), which increases the total number of shares of common stock authorized for issuance thereunder from 2,400,000 shares to 4,900,000 shares and extends the termination date of the Second Amended and Restated 2023 Plan from April 27, 2033 to May 7, 2036.

The Second Amended and Restated 2023 Plan is described in detail in Proposal 5 in the Company's Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 26, 2026 (the “Proxy Statement”), and the full text of the Second Amended and Restated 2023 Plan is attached to the Proxy Statement as Appendix C. The description of the amendment and restatement of the Second Amended and Restated 2023 Plan set forth above is a summary only and is qualified in its entirety by reference to the full text of the Second Amended and Restated 2023 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.02 above, the Company held its Annual Meeting on May 7, 2026. At the Annual Meeting, the Company's stockholders approved an amendment to the Company's existing Amended and Restated Certificate of Incorporation. As further disclosed in Proposal 4 of the Proxy Statement, the amendment increases the number of authorized shares of common stock from 70,000,000 shares to 140,000,000 shares.

The amendment became effective upon the filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on May 7, 2026. The foregoing summary of the amendment to the Amended and Restated Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment.

A copy of the Certificate of Amendment as filed with the Secretary of State of the State of Delaware on May 7, 2026 is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

As described in Item 5.02 above, the Company held its Annual Meeting on May 7, 2026 to vote on five proposals. The following matters as set forth in the Proxy Statement were voted upon with the results indicated below.

1.	Election of ten (10) directors.

The following ten nominees were elected to serve as directors of the Company, with the following votes tabulated:

Director Nominee	For	Withhold	Broker Non-Vote
Grant H. Beard	33,649,952	592,933	1,427,092
Frederick A. Ball	33,416,883	826,002	1,427,092
Anne T. DelSanto	33,730,249	512,636	1,427,092
Tina M. Donikowski	33,432,235	810,650	1,427,092
Ronald C. Foster	33,541,578	701,307	1,427,092
Stephen D. Kelley	33,760,132	482,753	1,427,092
Lanesha T. Minnix	33,676,669	566,216	1,427,092
David W. Reed	34,150,102	92,783	1,427,092
John A. Roush	33,037,148	1,205,737	1,427,092
Brian M. Shirley	34,149,184	93,701	1,427,092

Each director has been elected to serve until the 2027 Annual Meeting of Stockholders, or until his or her successor has been elected and qualified or until such director’s earlier resignation or removal.

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026.

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026 was ratified, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
35,633,841	13,136	23,000	--

3.	Advisory approval on the compensation of the Company’s named executive officers.

The advisory approval of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement was approved, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
33,763,740	447,174	31,971	1,427,092

4.	Approval of an amendment to the Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock.

The amendment to the Amended and Restated Certificate of Incorporation was approved, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
34,826,056	824,826	19,095	--

5.	Approval of an amendment and restatement of the Amended and Restated 2023 Omnibus Incentive Plan.

The amendment and restatement of the Amended and Restated 2023 Omnibus Incentive Plan was approved, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
26,784,160	7,379,970	78,755	1,427,092

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

10.1	Second Amended and Restated 2023 Omnibus Incentive Plan

104	The cover page from Advanced Energy Industries, Inc. Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ENERGY INDUSTRIES, INC.

/s/ Elizabeth K. Vonne
Date: May 8, 2026	Elizabeth K. Vonne
Executive Vice President, General Counsel and Corporate Secretary